EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS
BLAKE INSOMNIA THERAPEUTICS, INC.

Pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Blake Insomnia Therapeutics, Inc., a Nevada corporation (the "Company" ), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended May 31st, 2016 (the "Form 10-Q" ) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company .

Date: 17th August, 2016	By:	/s/ Birger Jan Olsen
Birger Jan Olsen
Principal Executive Officer and Principal Financial Officer